EXHIBIT 10.ii.(l)

INTERCOMPANY PROMISSORY NOTE
U.S. $52,250,000.00	August 19, 1998
Chicago, Illinois

FOR VALUE RECEIVED, IMC-AGRICO COMPANY ("Borrower") promises to pay to the order of IMC Global Inc. ("IMC") on demand at the principal office of IMC at 2100 Sanders Road, Northbrook, IL 60062-6146, or at such other place as the holder of this Note may from time to time designate in writing, the principal sum of up to U.S. FIFTY-TWO MILLION TWO HUNDRED FIFTY THOUSAND and NO/100 dollars (U.S. $52,250,000.00) or, if less, the amount advanced by IMC to the Borrower under this Note together with interest on the principal amount of this Note from time to time outstanding at the rates and in the manner specified hereinbelow. All payments on this Note shall be made in lawful money of the United States and in immediately available and freely transferable funds at the place of payment and shall be paid no later than 2:00 p.m. (Chicago time) on the date when due, without set-off or deduction of any kind. The purpose of this loan is to refinance the obligations of the Borrower under that certain Purchase Money Promissory Note, dated as of April 18, 1998, as amended, between the Borrower and Mississippi Chemical Corporation.

IMC shall record on its books or records the principal amount of the initial advance made, all payments of principal and interest and the principal balances from time to time outstanding. IMC's books and records with respect to the principal amount due and the amount of interest payable thereon shall be deemed correct absent manifest error.

Interest shall be computed on the basis of a year of 365 (or 366, as the case may be) days and actual days elapsed at a per annum rate equal to six and one-half percent (6 1/2%), or at such other rate as prescribed by statute.

Principal due hereunder shall be paid in twenty-two (22) equal, consecutive, quarterly installments, payable on each Interest Payment Date (as defined herein); provided that the outstanding principal balance hereunder, together with all accrued and unpaid interest shall be due and payable on December 31, 2003. Accrued interest shall be payable quarterly on the last day of December, March, June and September and at maturity, commencing with the first of such dates to occur after the date hereof, or as the parties hereto may otherwise agree (each such date, an "Interest Payment Date"). The Borrower shall, on demand, pay interest (calculated on the basis of a year of 365 (or 366, as the case may be) days and actual number of days elapsed) on any overdue principle and on any other amounts overdue hereunder for each day from the date of payment thereon was due to the date of actual payment, at a rate per annum equal to the lesser of (i) the maximum permissible amount under applicable state and federal usury laws and (ii) 2% above the interest rate applicable to such amounts immediately prior to the date such overdue amount became due.

Should any payment of principal or interest become due and payable on any day other than a business day (business day being any day not a Saturday, Sunday or legal holiday in Chicago, Illinois), the maturity thereof shall be extended to the next succeeding business day and interest shall continue to accrue at the applicable rate under such payment is made. The Borrower hereby expressly waives presentment, demand, protest or notice of any kind with respect to this Note.

The Borrower represents and warrants that the obligation of the Borrower to pay principal, interest and all other sums payable under this Note ranks (and so long as any such obligation remains outstanding hereunder, will continue to rank) at least pari-passu in all respects with all other unsecured and unsubordinated loans, debts, guaranties and other obligations incurred, created, assumed or guaranteed by the Borrower.

The indebtedness evidenced hereby may be prepaid in whole or in part at any time and from time to time without premium or penalty.

The failure of IMC to exercise any of its rights, powers or remedies hereunder in any instance shall not constitute a waiver thereof in that or any other instance and no single or partial exercise by IMC of any right, power or remedy shall preclude other or further exercise thereof or any exercise of any other rights, powers or remedies.

This Note shall be governed and construed in accordance with the laws of the State of Illinois.

IMC-AGRICO COMPANY
By: IMC-Agrico MP, Inc., a Delaware corporation,
           its managing general partner

By:         /s/ E. Paul Dunn, Jr.
Name:  E. Paul Dunn, Jr.
Title:   Treasurer

Schedule to
Promissory Demand Note Dated August 19, 1998

IMC-AGRICO COMPANY
to
IMC GLOBAL INC.

Date	Amount of Loan	Amount of Principal Paid	Interest Rate	Maturity Date	Unpaid Principal Balance	Initial